UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2015

Cambium Learning Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17855 Dallas Parkway, Suite 400, Dallas, Texas	75287
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 399-1995

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2015, Cambium Learning, Inc. (the “Borrower”), a wholly-owned subsidiary of Cambium Learning Group, Inc. (the “Company”), entered into a $135.0 million Senior Secured Credit Agreement (the “Credit Agreement”) among the Borrower, the Company,  Webster Bank, N.A., as Administrative Agent, L/C Issuer and a Lender, and the other Lenders party thereto, with Webster Bank, N.A., as Joint Lead Arranger, the Governor and Company of the Bank of Ireland, as a Joint Lead Arranger and Syndication Agent, and Capital One National Association, and Babson Capital Finance, LLC, as Co-Documentation Agents (the “Credit Agreement”).  The Credit Agreement consists of a $70.0 million term loan A (“Term Loan A”), a $35 million term loan B (“Term Loan B”) and a $30.0 million revolving credit facility (the “Revolving Credit Facility”), secured by a lien on substantially all assets of the Company, the Borrower and the Borrower’s subsidiaries (collectively, the “Loan Parties”).  The Credit Agreement matures on December 10, 2020.

The Term Loan A and Revolving Credit Facility bear an initial interest rate of London Interbank Offered Rate (“LIBOR”) (subject to a 1.0% floor) plus 4.5% per annum.  Thereafter, the interest rate will be equal to either a Base Rate, as defined in the Credit Agreement, or LIBOR (subject to a 1.0% floor), at the Borrower’s option, plus an applicable margin based on a leverage calculation.  Additionally, unused borrowing capacity under the Revolving Credit Facility is subject to a commitment fee of 0.5%.  The Term Loan B facility bears an initial interest rate of LIBOR (subject to a 1.0% floor) plus 5.25% per annum. Thereafter, the Term Loan B will bear an interest rate equal to either, at the Borrower’s option, a Base Rate plus a 4.25% margin or LIBOR (subject to a 1.0% floor) plus 5.25% per annum.  The Term Loan A and Term Loan B require scheduled quarterly principal payments beginning on March 31, 2016, with the balance due at maturity.  The Borrower is subject to certain prepayment requirements.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence indebtedness, restrictions on investments and dispositions, limitations on fundamental changes to the Loan Parties, a maximum consolidated net leverage ratio, and minimum fixed charge coverage ratio. Upon an event of default, and after any applicable cure period, the Administrative Agent can accelerate the maturity of the loan. Events of default include customary items, such as failure to pay principal and interest in a timely manner and breach of covenants.

At the closing of the Credit Agreement, the Borrower was funded $70.0 million of the Term Loan A, $35.0 million of the Term Loan B, and $0.2 million of the Revolving Credit Facility. The Borrower used the proceeds from the Credit Agreement, in addition to cash on hand, to deposit with the Trustee the full $140.0 million of outstanding indebtedness under the Company’s existing 9.75% Senior Secured Notes due February 2017 plus accrued and unpaid interest through but not including February 15, 2016, as described in Item 1.02 herein.

In connection with the Credit Agreement, VSS Fund Management LLC provided to the Administrative Agent, on behalf of the Lenders under the Credit Agreement, a management fee subordination agreement filed herewith as Exhibit 10.2 (the “Management Fee Subordination Agreement”).  This agreement limits the ability of VSS Fund Management LLC to amend the terms of the Agreement dated of July 24, 2009, by and between VSS Fund Management LLC and Cambium Learning Group, Inc., as amended by that certain Amendment No. 1 to Agreement dated as of March 19, 2013.

The foregoing description of the Credit Agreement and the Management Fee Subordination Agreement is not intended to be comprehensive and is qualified in its entirety by reference to the full text of the Credit Agreement and the Management Fee Subordination Agreement, which are attached as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Using the proceeds from the Credit Agreement, the Company will redeem in full the Notes and on December 10, 2015, the Borrower irrevocably deposited with Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the indenture with respect to the Notes an amount sufficient to pay and discharge all obligations under the Notes and the indenture.  The redemption will be effective February 15, 2016.  The Company has deposited with the Trustee an amount totaling $146,825,000, consisting of $140,000,000 principal amount and $6,825,000 accrued and unpaid interest through but not including the redemption date.  Each holder will receive a notice of redemption pursuant to the Senior Secured Notes Indenture (the “Indenture”), dated as of February 17, 2011 among the Company, the Guarantors party thereto, and the Trustee governing the Notes.

As a result, the Indenture has been satisfied and discharged in full and ceases to be of further effect.  This discharge is expected to result in a loss related to interest expense accrued from December 10, 2015 through the redemption date of approximately $2.5 million, and a loss due to the write off of unamortized debt issuance costs and debt discount of approximately $1.5 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 11, 2015, the Company issued a press release concerning the closing of the Credit Agreement and the redemption of the Notes. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 – Credit Agreement Dated as of December 10, 2015, among Cambium Learning, Inc., Cambium Learning Group, Inc., Webster Bank, N.A., as Administrative Agent, L/C Issuer and a Lender, and The Other Lenders Party Thereto

10.2 – Management Fee Subordination Agreement, by and between VSS Fund Management LLC and Cambium Learning, Inc., Cambium Learning Group, Inc., Webster Bank, N.A., as Administrative Agent, L/C Issuer and a Lender, and The Other Lenders Party Hereto

10.3 - Security Agreement Dated as of December 10, 2015, among Cambium Learning, Inc., Cambium Learning Group, Inc., the other Grantors party thereto and  Webster Bank, N.A

10.4 - Guaranty Agreement Dated as of December 10, 2015, among Cambium Learning Group, Inc. and the Subsidiaries of Cambium Learning Inc., as guarantors and Webster Bank, N.A., as Administrative Agent

10.5 - Pledge Agreement Dated as of December 10, 2015, among Cambium Learning Group, Inc. and the Subsidiaries of Cambium Learning Inc., as pledgors and Webster Bank, N.A., as Administrative Agent

99.1 – Press Release, dated December 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambium Learning Group, Inc.

December 11, 2015	/s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement Dated as of December 10, 2015, among Cambium Learning, Inc., Cambium Learning Group, Inc., Webster Bank, N.A., as Administrative Agent, L/C Issuer and a Lender, and The Other Lenders Party Thereto

10.2

Management Fee Subordination Agreement, by and between VSS Fund Management LLC and Cambium Learning, Inc., Cambium Learning Group, Inc., Webster Bank, N.A., as Administrative Agent, L/C Issuer and a Lender, and The Other Lenders Party Hereto

10.3	Security Agreement Dated as of December 10, 2015, among Cambium Learning, Inc., Cambium Learning Group, Inc., the other Grantors party thereto and Webster Bank, N.A
10.4	Guaranty Agreement Dated as of December 10, 2015, among Cambium Learning Group, Inc. and the Subsidiaries of Cambium Learning Inc., as guarantors and Webster Bank, N.A., as Administrative Agent
10.5	Pledge Agreement Dated as of December 10, 2015, among Cambium Learning Group, Inc. and the Subsidiaries of Cambium Learning Inc., as pledgors and Webster Bank, N.A., as Administrative Agent
99.1	Press Release, dated December 11, 2015